As filed with the Securities and Exchange Commission on January 17, 2001
                                                       Reg. No. ___________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                               PCSUPPORT.COM, INC
             (Exact name of registrant as specified in its charter)

               Nevada                                     98-0211769
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                     Identification No.)

     3605 Gilmore Way, Suite 300                             V5G 4X5
       Burnaby, B.C., Canada                                (Zip Code)
(Address of principal executive offices)

                               _________________

                              PCSupport.com, Inc.
                            2000 Stock Option Plan
                           (Full title of the plan)
                               _________________

                                David W. Rowat
                  Vice President and Chief Financial Officer
                          3605 Gilmore Way, Suite 300
                        Burnaby, B.C., Canada  V5G 4X5
                    (Name and address of agent for service)

                             Tel:  (604) 419- 4490
                             Fax:  (604) 419 4494
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                          Sanford J. Hillsberg, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                              Tel:  (310) 553-4441
                              Fax:  (310) 201-4746


                              PCSUPPORT.COM, INC.
                           FORM S-8 REGISTRATION FEE

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       Proposed Maximum      Proposed Maximum
Title of Securities To Be            Amount To Be       Offering Price      Aggregate Offering        Amount of
 Registered                           Registered         Per Share/(1)/          Price/(1)/       Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001              921,416        $0.72/(1)/              $  663,420
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001              578,584        $0.69/(2)/              $  399,223
-------------------------------------------------------------------------------------------------------------------
Total                                     1,500,000                                $1,062,643                $266
-------------------------------------------------------------------------------------------------------------------

(1) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the plans was calculated pursuant to Rule 457(h) using the prices at which such outstanding options may be exercised.
(2) Estimated pursuant to Rules 457(h) and 457 (c), solely for the purpose of calculating the registration fee, based on the average of the bid and asked price of the Common Stock on January 10, 2001 as reported on the OTC Bulletin Board.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*


*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to
     Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by PCSupport.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (i) the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000;

     (ii)   the Company's Quarterly Report for the quarter ended September 30,
2000;

     (iii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since June 30, 2000; and

     (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB under the Exchange Act filed with the Commission on October 18, 1999, as amended by Amendment No. 1 filed November 23, 1999 and Amendment No. 2 filed January 12, 2000, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

     In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Company's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interest of Named Experts and Counsel

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this stock option plan. Certain members and of counsel of Troy & Gould Professional Corporation and their spouses own in the aggregate 181,500 shares of common stock and warrants to purchase 85,750 shares of common stock of the Company.

Item 6. Indemnification of Directors and Officers

     The Company's by-laws provide that, no officer or director shall be personally liable for any obligations of the Company, or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Company. The by-laws also provide that the Company will indemnify and hold harmless each person who serves at any time as a director or officer of the Company, and his or her heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having been a director or officer of the Company, or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The Company also has the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under these by-laws do not exclude any other right to which any such person may lawfully be entitled, and the Company may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws. The Company believes that it is the position of the Securities and Exchange Commission that, insofar as any of the foregoing by-law provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

     Not Applicable.


Item 8.  Exhibits

     The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

     5.1    Opinion of Troy & Gould Professional Corporation.

     23.1   Consent of KPMG LLP.

     23.2   Consent of Troy & Gould Professional Corporation (included in
            Exhibit 5.1).

     99.1   PCSupport.com, Inc. 2000 Stock Option Plan.


Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, British Columbia, Canada, on January 16, 2001.

                          PCSUPPORT.COM, INC.


                          By /s/ Michael G. McLean
                             ----------------------------------------
                             Michael G. McLean
                             President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature                  Title                                      Date
---------                  -----                                      ----

  /s/ Michael G. McLean    President, Chief Executive Officer         1/16/2001
-------------------------
Michael G. McLean          and Chairman (Principal Executive
                           Officer)


  /s/ David W. Rowat       Vice President and Chief Financial         1/16/2001
-------------------------
David W. Rowat             Officer (Principal Financial and
                           Accounting Officer)


  /s/ Steven W. Macbeth    Director                                   1/16/2001
-------------------------
Steven W. Macbeth


  /s/ Bruce Nelson         Director                                   1/16/2001
-------------------------
Bruce Nelson

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

5.1                 Opinion of Troy & Gould Professional Corporation.

23.1                Consent of KPMG LLP.

23.2 Consent of Troy & Gould Professional Corporation (included in Exhibit 5.1).

99.1                PCSupport.com, Inc. 2000 Stock Option Plan.